FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 22, 2008

AMERICAN METAL & TECHNOLOGY, INC.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2321
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

American Metal & Technology, Inc. (the “Company”) has announced in a press release issued on July 22, 2008 its preliminary financial results for the second quarter ended June 30, 2008, as well as revised estimates for the full year ending December 31, 2008.  The press release highlighted the Company’s growth during the three months ended June 30, 2008, in which the Company generated revenue of approximately $4.9 million to $5.1 million, an increase of approximately 107% from $2.4 million in the same period a year ago.  Revenue growth resulted from increased customer orders related to greater capacity and higher raw materials costs, which were passed on to customers.  Net margin improved to approximately 25.0% in the three months ended June 30, 2008 from 20.2% compared to the same period in 2007. The Company will release final results for the three months ended June 30, 2008 upon, or prior to, the filing of the Company’s Quarterly Report on Form 10-Q.

Among other financial data, the Company also announced that, based upon the preliminary results, net income increased 157% to approximately $1.2 million to $1.3 million for the three months ended June 30, 2007, as compared to $0.5 million for the three months ended June 30, 2007.

The Company also revised its forecasts for the full-year 2008, with the expectations of net income to a range of $3.7 million to $4.0 million, as compared with net income of $3.2 million to $3.4 million, which was reported in the Company's Form 8-K dated May 12, 2008 and press release dated May 9, 2008.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated July 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: July 22, 2008	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO